UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8 K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 25, 2005

ALLIANCE BANCSHARES CALIFORNIA

(Exact Name of Registrant as Specified in its Charter)

California

(State or Other Jurisdiction of Incorporation)

000-33455	91-2124567
(Commission File Number)	(I.R.S. Employer Identification No.)

100 Corporate Pointe, Culver City, California	90230
(Address of Principal Executive Offices)	(Zip Code)

(310) 410-9281

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry Into a Material Definitive Agreement

On March 25, 2005, the Board of Directors revised the fees payable to non-employee directors of the Board. As revised, each non-employee director will receive: (i) a $12,000 annual retainer; (ii) $1,000 per Board meeting attended ($500 if attendance is by telephone); and (iii) $250 per committee meeting attended ($125 if attendance is by telephone). In addition, the Chairman of the Audit Committee will receive $500 per meeting attended ($250 if attendance is by telephone). Directors are also eligible for option grants under the Company’s stock option plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALLIANCE BANCSHARES CALIFORNIA

	By:	/s/ Daniel L. Erickson
Daniel L. Erickson
Executive Vice President and Chief Financial Officer
Dated: March 31, 2005